SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549



                          FORM 8-K
                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15 (d) OF THE
               SECURITIES EXCHANGE ACT OF 1934
              Date of Report:  January 18, 2001


                       NS GROUP, INC.

   (Exact name of registrant as specified in its charter)


Kentucky                1-9838               61-0985936
(State or other      (Commission file       (I.R.S. Employer
jurisdiction          number)               identification
of incorporation)                           number)




       530 West Ninth Street, Newport, Kentucky 41071
          (Address of principal executive offices)


  Registrant's telephone number, including area code: (859)
                          292-6809


ITEM:  9  Regulation FD Disclosure

     On January 18, 2001, NS Group, Inc. issued a news release concerning its December 2000 quarter conference call. The release is included below:





FOR IMMEDIATE RELEASE  --  January 18, 2001

CONTACT:       Linda A. Pleiman
               Director of Investor Relations and Corporate
Communications
               NS Group, Inc.
               (859) 292-6809
               www.nsgrouponline.com


 NS GROUP TO BROADCAST RESULTS OF THE DECEMBER 2000 QUARTER
              CONFERENCE CALL OVER THE INTERNET


(Newport, Kentucky - January 18, 2001) Newport, Kentucky-based NS Group, Inc. announced today that the company will be hosting a conference call to review the results for the December 2000 quarter on Friday, January 19, 2001 at 10:00 a.m. Eastern Time.

The conference call will be broadcast live over the Internet. To access the call via web cast, log on to www.nsgrouponline.com . Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call and web cast are available on the company's web site www.nsgrouponline.com on the Home Page and under the Investor Relations section.

A replay of the call will be available shortly after the call through January 26, 2001. Information concerning the replay can be found on the company's web site www.nsgrouponline.com on the Home Page and under the Investor Relations section.

The company plans to announce the results of the December
2000 quarter after the market closes today.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The Company manufactures seamless and welded tubular steel products used in the drilling and exploration as well as the transmission of oil, natural gas and other fluids. NS Group's industrial products include special bar quality
(SBQ) products used in critical weight bearing applications. NS Group is traded on the NYSE under the symbol: NSS. For more information about NS Group log on to www.nsgrouponline.com.

                         ##########


SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NS GROUP, INC.



Date:  January 18, 2001          By: /s/Thomas J. Depenbrock
                                     Thomas J. Depenbrock
                                     Vice President, Treasurer and
                                     Chief Financial Officer